UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  November 2, 2012

SHORETEL, INC.
(Exact Name of the Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33506	77-0443568
(Commission File Number)	(IRS Employer Identification No.)

960 Stewart Drive,
Sunnyvale, CA	94085
(Address of Principal Executive Offices)	(Zip Code)

(408) 331-3300
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submissions of Matters to a Vote of Security Holders

ShoreTel, Inc. (“ShoreTel”) held its Annual Meeting of Stockholders on November 2, 2012 (the “Annual Meeting”). Proxies for the Annual Meeting were solicited pursuant to Regulation 14A of the Securities and Exchange Act.

At the Annual Meeting, the Company’s stockholders voted on the following four matters and cast their votes as described below:

(1)	The election of three Class III directors to the Board of Directors to hold office for a three-year term;

(2)	The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending June 30, 2013; and

(3)	The approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers.

The following is a summary of the voting results for each matter presented to the stockholders:

Proposal I – Election of Class III Directors

The Company’s stockholders elected three Class III directors to the Board of Directors to serve for a three-year term or until their successors are duly elected and qualified as set forth below:

Nominee	Total Vote for Each Director	Total Vote Withheld From Each Director	Broker Non-Votes
Gary J. Daichendt	34,920,020	222,234	9,871,224
Michael Gregoire	34,916,590	225,664	9,871,224
Charles D. Kissner	34,817,070	325,184	9,871,224

Proposal II – Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Auditors for the Fiscal Year Ending June 30, 2013

The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending June 30, 2013 as set forth below:

For	Against	Abstain
44,527,905	244,902	240,671

Proposal III – Approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers

The Company’s stockholders cast their votes with respect to the advisory vote on approval of the compensation of the Company’s Named Executive Officers as set forth below:

For	Against	Abstain	Broker Non-Votes
31,136,397	254,622	3,751,235	9,871,224

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHORETEL, INC.

By:	/s/ Ava M. Hahn
VP Corporate Development & General Counsel

Date: February 5, 2013